UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2009
Parallel Petroleum Corporation

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-13305	75-1971716

(Commission file number)	(IRS employer identification number)

1004 N. Big Spring, Suite 400, Midland, Texas	79701

(Address of principal executive offices)	(Zip code)
(432) 684-3727

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.03. Material Modification to Rights of Security Holders
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1
EX-4.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement
     On September 15, 2009, Parallel Petroleum Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PLLL Holdings, LLC, a Delaware limited liability company (“Parent”), and PLLL Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which, among other things, Merger Subsidiary will commence a cash tender offer (the “Tender Offer”) for all the issued and outstanding shares of common stock, par value $0.01 per share, of the Company, together with the associated preferred stock purchase rights thereto (as defined in Item 3.03) (the “Shares”), for $3.15 per share payable to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Offer Price”). The Merger Agreement also provides that following completion of the Tender Offer, Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent. At the effective time of the Merger, all remaining outstanding Shares not tendered in the Tender Offer (other than Shares (i) owned by Parent, Merger Subsidiary, the Company and any of their respective subsidiaries or (ii) for which appraisal has been properly demanded and perfected under Delaware law), will be acquired for cash at the Offer Price and on the terms and conditions set forth in the Merger Agreement.
     This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and this summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company.
     The Merger Agreement provides that Parent will cause Merger Subsidiary to commence, and Merger Subsidiary will commence, the Tender Offer as promptly as practicable, and in any event no more than seven business days, after the date of the Merger Agreement. In the Tender Offer, each Share accepted by Merger Subsidiary in accordance with the terms of the Tender Offer will be exchanged for the right to receive the Offer Price. Parent will cause Merger Subsidiary to accept for payment, and Merger Subsidiary will accept for payment, all Shares validly tendered and not withdrawn, pursuant to the terms of the Tender Offer, as soon as practicable after the expiration date of the Tender Offer subject to satisfaction of the terms and conditions set forth in the Merger Agreement (in no event sooner than 20 business days after the Tender Offer has commenced).
     Neither the Tender Offer nor the Merger is subject to a financing condition. Simultaneously with the execution of the Merger Agreement, Parent received a commitment letter obligating the certain parties to provide funds to Parent and Merger Subsidiary sufficient to allow Parent and Merger Subsidiary to pay the consideration in the Tender Offer and the Merger and to pay certain other monetary obligations that may be owed pursuant to the Merger Agreement. In addition, Parent has also provided the Company with a limited guarantee (the “Parent Guarantee”) in favor of the Company guaranteeing the payment and performance owed by Merger Subsidiary pursuant to the Merger Agreement.
     Merger Subsidiary’s obligation to accept for payment and pay for all Shares validly tendered pursuant to the Tender Offer is subject to the conditions that the number of Shares validly tendered and not withdrawn represents at least a majority of the total number of Shares outstanding (the “Minimum Tender Condition”) and that any waiting period, if applicable, under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, applicable to the purchase of the Shares pursuant to the Tender Offer have expired or been terminated. The Company believes that no waiting period is required under that Act.
     The obligation of Merger Subsidiary to accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Tender Offer is subject to the satisfaction or waiver of a number of other customary closing conditions as set forth in the Merger Agreement.

     The Merger Agreement contains certain termination rights by the Company and Parent including, with respect to the Company, in the event that the Company receives a superior proposal. In connection with the termination of the Merger Agreement under specified circumstances, including with respect to the acceptance of a superior proposal by the Company, the Company may be required to pay Parent a termination fee equal to $5,500,000. The Merger Agreement also provides that the Company may specifically enforce Parent’s and Merger Subsidiary’s obligations under the Merger Agreement.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.
     The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Subsidiary. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Subsidiary or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a disclosure schedule that the parties have exchanged. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of the Company, Parent or Merger Subsidiary. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
     On September 15, 2009, the Company issued a press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Waiver of Applicability of Rights Agreement
          The disclosure in Item 3.03 is incorporated in this Item 1.01 by reference.
NOTICE
Important Information about the Tender Offer
     The Tender Offer for the outstanding Shares of the Company described herein has not yet commenced. No statement in this document is an offer to purchase or a solicitation of an offer to sell securities. At the time the Tender Offer is commenced, Parent and Merger Subsidiary will file a Tender Offer statement on Schedule TO with the SEC and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Tender Offer. The Tender Offer statement (including the Offer to Purchase, a related Letter of Transmittal and other Tender Offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the Tender Offer. Such materials will be made available to the Company’s stockholders at no expense to them. In addition, such materials (and all other Tender Offer documents filed with the SEC) will be available at no charge on the SEC’s web site: www.sec.gov.
Item 3.03. Material Modification to Rights of Security Holders.

     On September 14, 2009, the Company and Computershare Trust Company, Inc., as Rights Agent, entered into the First Amendment (the “First Amendment”) to the Rights Agreement, dated as of October 5, 2000 (the “Rights Agreement”). The First Amendment was entered into in order to ensure that the execution of the Merger Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement, including the Tender Offer and the Merger, do not trigger the distribution and/or exercise of the rights or any adverse event under the Rights Agreement. The First Amendment provides that, among other things, (i) none of Parent, Merger Subsidiary or any of their respective affiliates or associates shall be deemed an Acquiring Person (as defined in the Rights Agreement) as a result of, among other things, the execution and delivery of the Merger Agreement, the Tender Offer, the Merger or the other transactions contemplated by the Merger Agreement, (ii) no Stock Acquisition Date (as defined in the Rights Agreement) or Distribution Date (as defined in the Rights Agreement) will occur or be deemed to occur as a result of, among other things the execution and delivery of the Merger Agreement, the Tender Offer, the Merger or the other transactions contemplated by the Merger Agreement, and (iii) to provide an exception from certain other requirements under the Rights Agreement for the execution and delivery of the Merger Agreement, the Tender Offer, the Merger or the other transactions contemplated by the Merger Agreement.
     The foregoing descriptions of the First Amendment and the Rights Agreement do not purport to be complete and are qualified in their respective entireties by reference to the full text of the First Amendment, which is attached as Exhibit 4.1 hereto, and incorporated herein by reference, and the Rights Agreement, which is attached as Exhibit 1 to the Form 8-A filed on October 10, 2000, and incorporated herein by reference.
Item 8.01. Other Events
     On September 15, 2009, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits
2.1	Agreement and Plan of Merger, dated as of September 15, 2009, by and among Parallel Petroleum Corporation, PLLL Holdings, LLC and PLLL Acquisition Co. (all exhibits and schedules referenced therein have been omitted; however, a copy of such will be furnished supplementally to the Securities and Exchange Commission upon request).

4.1	First Amendment to the Rights Agreement, dated as of September 14, 2009, between Parallel Petroleum Corporation and Computershare Trust Company, N.A. as Rights Agent.

99.1	Press Release, dated September 15, 2009.
* * * * *

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLEL PETROLEUM CORPORATION
Date: September 15, 2009	By:	/s/ Larry C. Oldham
Larry C. Oldham, President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 15, 2009, by and among Parallel Petroleum Corporation, PLLL Holdings, LLC and PLLL Acquisition Co. (all exhibits and schedules referenced therein have been omitted; however, a copy of such will be furnished supplementally to the Securities and Exchange Commission upon request).

4.1	First Amendment to the Rights Agreement, dated as of September 14, 2009, between Parallel Petroleum Corporation and Computershare Trust Company, N.A. as Rights Agent.

99.1	Press Release, dated September 15, 2009.